PHOENIX
Phoenix Life Insurance Company
Regular Mail: Phoenix Annuity Mail Operations
PO Box 8027, Boston MA 02266-8027
Express Mail: Phoenix Annuity Mail Operations
30 Dan Road, Suite 8027, Canton MA 02021-2809

Phoenix Spectrum Edge+ Variable Annuity Application

Annuitant

Name (Print as desired in contract)

Social Security Number

Date of Birth

Sex ☐ Male ☐ Female

Address

City State ZIP Code

Phone

Joint Annuitant (If any)

Name

Social Security Number

Date of Birth

Sex ☐ Male ☐ Female

Address

City State ZIP Code

Phone

Owner ☐ Individual ☐ Joint ☐ Trust ☐ Other

Name (Print as desired in contract)

Social Security Number / Federal ID

Date of Birth

Sex ☐ Male ☐ Female

Address

City State ZIP Code

Phone

Joint Owner (If any)

Name

Social Security Number / Federal ID

Date of Birth

Relationship to Owner

Sex ☐ Male ☐ Female

Beneficiary Designation

(All to share equally unless otherwise specified. Use Special Request Section if additional space is needed.)

Name	Date of Birth	Relationship	%

Premium (Check payable to **"Phoenix"**)

Exact or Estimated Amount of Premium $ ____________

Plan Type/Source of Premium (Complete A or B)

A. Nonqualified

☐ New ☐ 1035 Exchange

B. Qualified

☐ New Contribution __________

☐ Rollover/Direct Transfer Tax Year

Type of Qualified Plan

☐ Traditional IRA ☐ SEP IRA ☐ Roth IRA ☐ Simple IRA

☐ 403(b) Rollover ☐ 401(a) Qualified Plan

Death Benefit Options

☐ Option 1 - Return of Premium

☐ Option 2 - Annual Step-Up

Replacement (Attach appropriate exchange forms)

Are there any life insurance policies or annuity contracts owned by or on the life of the owner or the annuitant? ☐ Yes ☐ No

Will this annuity replace any existing life insurance or annuity? ☐ Yes ☐ No

Company ____________

Contract No. ____________

Special Requests

Optional Living Benefits (Select one only)

☐ I elect the Guaranteed Minimum Withdrawal Benefit (GMWB).

(Asset Allocation Strategy Program required. Beneficiary date of birth required.)

Select one: ☐ Lifetime GMWB ☐ Lifetime GMWB for 2 - Spousal Continuation

The Guaranteed Minimum Withdrawal Benefit (GMWB) rider may be affected by: i) premium payments, ii) withdrawals; or iii) transfers out of the required Asset Allocation Strategy Program.

If you request a transfer out of the Asset Allocation Strategy Program, such transfer will be effective upon our receipt at the home office. We will, however, provide you with 30 days written notice that the rider has terminated as a consequence of such transfer, in which case you will have 30 days to request a transfer back into the Asset Allocation Strategy Program. The rider will be effective and the transfer back to the Asset Allocation Strategy Program will be effective upon our receipt at the home office of such request.

You may not terminate the Guaranteed Minimum Withdrawal Benefit (GMWB) rider. It may, however, terminate for reasons specified in the Termination provision of the rider. In the event the rider terminates, we will discontinue deduction of any charges for the rider.

An option may be available under the terms of the Guaranteed Minimum Withdrawal Benefit (GMWB) rider that allows you to reset the benefit amount. If such option is available, any charges for the rider may change upon exercise of the reset option.

The Guaranteed Minimum Withdrawal Benefit (GMWB) rider may be affected when used in connection with contracts funding tax-qualified programs because withdrawals made to satisfy the minimum distribution rules will result in a dollar-for dollar reduction in the benefit amount. If you plan to exercise the benefit before or after your required minimum distribution beginning date under the specified contract, you should consider whether the benefit is appropriate for your circumstances. You should consult your tax advisor.

Please see the Guaranteed Minimum Withdrawal Benefit (GMWB) rider for further details.

☐ I elect the Guaranteed Minimum Accumulation Benefit (GMAB).

(Asset Allocation Strategy Program Required.)

The Guaranteed Minimum Accumulation Benefit (GMAB) rider may be affected by: i) premium payments, ii) withdrawals; or iii) transfers out of the required Asset Allocation Strategy Program.

If you request a transfer out of the Asset Allocation Strategy Program, such transfer will be effective upon our receipt at the home office. We will, however, provide you with 30 days written notice that the rider has terminated as a consequence of such transfer, in which case you will have 30 days to request a transfer back into the Asset Allocation Strategy Program. The rider will be effective and the transfer back to the Asset Allocation Strategy Program will be effective upon our receipt at the home office of such request.

You may not terminate the Guaranteed Minimum Accumulation Benefit (GMAB) rider. It may, however, terminate for reasons specified in the Termination provision of the rider. In the event the rider terminates, we will discontinue deduction of any charges for the rider.

Please see the Guaranteed Minimum Accumulation Benefit (GMAB) rider for further details.

☐ I elect the Guaranteed Minimum Income Benefit (GMIB).

The Guaranteed Minimum Income Benefit (GMIB) rider benefit may be affected by: i) premium payments; or ii) withdrawals.

You may not terminate the Guaranteed Minimum Income Benefit (GMIB) rider. It may, however, terminate for reasons specified in the Termination provision of the rider. In the event the rider terminates, we will discontinue deduction of any charges for the rider.

The Guaranteed Minimum Income Benefit (GMIB) rider prohibits the exercise of this benefit until the later of: i) the seventh contract anniversary; or ii) the contract anniversary following the annuitant's 60th birthday, or the contract anniversary following the older annuitant's 60th birthday in the case of joint annuitants. In light of this restriction, the owner must consider whether this benefit will be of any use when the stock market falls.

The Guaranteed Minimum Income Benefit (GMIB) rider has diminished usefulness in connection with qualified plans, including IRAs, because it may not be exercised until the later of: i) the seventh contract anniversary; or ii) the contract anniversary following the annuitant's 60th birthday, or the contract anniversary following the older annuitant's 60th birthday in the case of joint annuitants. If the benefit is not exercised on or before the date on which required minimum distributions must begin under a qualified plan, including IRAs, the owner and beneficiary may be unable to exercise the benefit. Please consult a tax advisor.

Please see the Guaranteed Minimum Income Benefit (GMIB) rider for further details.

☐ Other ____________________

____

Owner(s) Acknowledgements

☐ I WOULD LIKE TO RECEIVE A STATEMENT OF ADDITIONAL INFORMATION (SAI).

I/WE UNDERSTAND THAT ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

I understand that Phoenix Life Insurance Company limits premium payments and transfers into the Guaranteed Interest Account subject to the Maximum GIA Percentage shown on the contract schedule page.

I have read the above statements and represent that they are complete and true to the best of my knowledge and belief. I acknowledge receipt of a variable annuity prospectus. I (owner) confirm that any Social Security/Federal ID Number is correct as it appears on this application.

This application and the contract to which it is attached are the entire contract between you and us.

Owner's Signature X ______________________ Joint Owner's Signature X ______________________

Annuitant's Signature X ____ (if other than Owner)

Signed at ______________________ (City, State) Date ______________________

Agent Statement

Do you, as Agent, have reason to believe the product applied for will replace existing annuities or insurance? ☐ Yes ☐ No

Are there any life insurance policies or annuity contracts owned by or on the life of the owner or the annuitant? ☐ Yes ☐ No

Agent #1 X ______________ ______________ ______________ ______________
Signature | Print Name | Agent ID Number | % Shares

____
Email Address

Agent #2 X ______________ ______________ ______________ ______________
Signature | Print Name | Agent ID Number | % Shares

____
Email Address

______________ ______________
Bank or Broker/Dealer Firm | Address

______________ ______________ ☐ Option 1 ☐ Option 2 ☐ Option 3
Date | Telephone | Select Option

Additional Forms (See the sales kit or visit phoenixwm.com or *Agents* may call (800) 417-4769 and *Clients* may call (800) 541-0171.)

Required:	OL4032	To allocate premiums to an Asset Allocation Strategy Program or Subaccounts	**Optional:**	OL4061	To request Asset Rebalancing or Dollar Cost Averaging
	OL4132	Certification of Trust (If applicable)		OL2166	To request Systematic Withdrawals
				OL511	To request Automatic Bank Draf